UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2013 (January 31, 2013)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Bonus Plan

                The Compensation Committee (the “Committee”) of the Board of Directors of AmSurg Corp. (the “Company”) has approved the Company’s Cash Bonus Plan for 2013. Pursuant to the 2013 Cash Bonus Plan, employees of the Company, including the Company’s executive officers, are eligible to receive cash bonuses based upon the Company’s attainment of certain earnings targets and other specific targets related to an employee’s specific area of responsibility, including surgery center profits and earnings from new acquisition and development transactions, and the executive’s achievement of personal performance goals, in each case as determined by the Committee. For 2013, cash bonuses for Christopher A. Holden, the Company’s Chief Executive Officer and President, Claire M. Gulmi, the Company’s Executive Vice President and Chief Financial Officer, and Kevin D. Eastridge, the Company’s Senior Vice President and Chief Accounting Officer, will be based 30% upon the attainment of Company earnings targets, 30% upon the attainment of personal performance goals, 20% upon targets related to surgery center profits, and 20% upon the annual earnings before interest, income taxes and depreciation and amortization (“EBITDA”) of surgery centers acquired and de novo surgery center partnerships formed during 2013. The cash bonus for Phillip A. Clendenin, the Company’s Executive Vice President - Operations, will be based 20% upon the attainment of Company earnings targets, 30% upon the attainment of personal performance goals, 30% upon targets related to surgery center profits, and 20% upon the annual EBITDA of surgery centers acquired and de novo surgery center partnerships formed during 2013. The maximum total bonus award that Messrs. Holden, Clendenin and Eastridge and Ms. Gulmi can receive in 2013 is 146% for Mr. Holden, 88% for Ms. Gulmi, 88% for Mr. Clendenin and 68% for Mr. Eastridge.

                David L. Manning, the Company’s Executive Vice President and Chief Development Officer, is eligible to receive a cash bonus of up to 47% of his base salary based 71% upon the attainment of Company earnings targets and 29% upon the attainment of personal performance goals. Mr. Manning is eligible to receive an additional cash bonus of up to 50% of his base salary based upon the annual EBITDA of surgery centers acquired and de novo surgery center partnerships formed during 2013 above a targeted amount.

                In addition, each of the executive officers is entitled to receive an additional bonus in the event the Company completes an acquisition transaction that is not subject to the bonus provisions described above, such as the acquisition of another company. In the event of such a transaction, each of the executive officers would be eligible to receive a cash bonus based upon the annual EBITDA of the business acquired. The maximum cash bonus award as a percentage of base salary is 30% for Mr. Holden, 18% for Ms. Gulmi, 18% Mr. Manning, 18% for Mr. Clendenin and 14% for Mr. Eastridge.

                As previously reported on the Company’s Current Reports on Form 8-K, Mr. Clendenin was appointed the Company’s Executive Vice President -  Operations, effective February 4, 2013 and Billie A. Payne, the Company’s Senior Vice President of Operations, announced her intention to retire from her position with the Company effective August 14, 2013. Therefore, Ms. Payne is not participating in the 2013 Cash Bonus Plan.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and
Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:   February 6, 2013